                        AGREEMENT AND PLAN OF MERGER

                                    among

                        ADDVANTAGE MEDIA GROUP, INC.,
                            LEE CATV CORPORATION,
                             TULSAT CORPORATION,
                        DIAMOND W INVESTMENTS, INC.,
                             RANDY L. WEIDEMAN

                                     and

                            DEBORAH R. WEIDEMAN








                      Dated as of November 22, 1999

                          TABLE OF CONTENTS
                                                                      Page

ARTICLE I - DEFINITIONS ..............................................  1
1.1	Defined Terms ....................................................  1
1.2	References and Titles ............................................  9

ARTICLE II - THE MERGER; CLOSING ..................................... 10
2.1	The Merger ....................................................... 10
2.2	Effective Time of the Merger ..................................... 10
2.3	Organizational Documents; Directors and Officers ................. 10
2.4	Closing .......................................................... 11
2.5	Conversion of the Shares in the Merger ........................... 11
2.6	Delivery of Merger Consideration ................................. 12

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF DIAMOND .............. 12
3.1	Organization; Good Standing; Power, Etc. ......................... 12
3.2	Authorization of Agreement, Etc. ................................. 12
3.3	Authorization of Shareholders .................................... 14
3.4	Ownership of Diamond Shares ...................................... 14
3.5	Financial Statements ............................................. 14
3.6	Compliance With Other Instruments ................................ 14
3.7	Consents and Approvals ........................................... 15
3.8	Litigation ....................................................... 15
3.9     Tax Treatment ................................................ 15
3.10    Brokers ...................................................... 15
3.11    Transfer of AMG Securities ................................... 16
3.12    Capitalization ............................................... 17
3.13    Absence of Certain Changes or Events ......................... 18
3.14    Tax Matters .................................................. 19
3.15    Trademarks, Copyrights, Etc. ................................. 20
3.16    Title to Properties; Encumbrances ............................ 20
3.17    Condition and Sufficiency of Assets .......................... 21
3.18    Accounts Receivable .......................................... 21
3.19    Inventory .................................................... 21
3.20    No Undisclosed Liabilities ................................... 21
3.21    Employee Benefit Plans ....................................... 22
3.22    Insurance .................................................... 24
3.23    Compliance with Laws ......................................... 24
3.24    Certain Payments ............................................. 25
3.25    Disclosure ................................................... 25

3.26    Relationships With Related Persons ........................... 26

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF AMG,
MERGER SUB AND TULSAT ................................................ 26
4.1	Organization and Standing ........................................ 26
4.2	Corporate Power .................................................. 26
4.3	Subsidiaries ..................................................... 28
4.4	Capitalization ................................................... 28
4.5	Authorization .................................................... 28
4.6	Disclosure Materials ............................................. 29
4.7	Compliance With Other Instruments ................................ 29
4.8	Consents and Approvals ........................................... 29
4.9	Untrue Statements ................................................ 29
4.10    Securities Registration and Filings .......................... 30
4.11    Litigation      .............................................. 30
4.12    Brokers ...................................................... 30
4.13    Absence of Certain Changes or Events ......................... 30
4.14    Compliance with Laws ......................................... 30
4.15    Disclosure ................................................... 31
4.16    Tax Treatment ................................................ 32

ARTICLE V - COVENANTS ................................................ 32
5.1	Certificate of Designation ....................................... 32
5.2	Expenses ......................................................... 32
5.3	Further Assurances ............................................... 32
5.4	Public Announcement .............................................. 32
5.5	Conduct of Business by Diamond Pending Closing ................... 32
5.6	Lease Agreement .................................................. 34
5.7	Distribution of Subsidiaries ..................................... 34
5.8	Access and Investigation ......................................... 35
5.9	Negative Covenant ................................................ 35
5.10    Required Approvals ........................................... 35
5.11    Notification ................................................. 35
5.12    No Negotiation ............................................... 35
5.13    Best Efforts ................................................. 36
5.14    Approval of Merger ........................................... 36
5.15    Use of Lee Enterprise Name ................................... 36
5.16    Cooperation of Management Pending Merger ..................... 36
5.17    Increase in Authorized Common Stock .......................... 36
5.18    Loans ........................................................ 37
5.19    Conveyance of Record Title to Property ....................... 37

ARTICLE VI - CONDITIONS .............................................. 37
6.1	Consents and Approvals ........................................... 37
6.2	Certain Actions, etc. ............................................ 37

ARTICLE VII - CONDITIONS PRECEDENT TO OBLIGATIONS OF AMG,
MERGER SUB AND TULSAT ................................................ 38
7.1	Accuracy of Representations and Warranties ....................... 38
7.2	Performance of Covenants, Agreements and Conditions .............. 38
7.3	Certificates, Etc. ............................................... 38
7.4	Employment and Noncompete Agreements ............................. 38
7.5	No Material Adverse Change ....................................... 38
7.6	Deed to Property ................................................. 38

ARTICLE VIII - CONDITIONS PRECEDENT TO OBLIGATIONS OF DIAMOND
AND SHAREHOLDERS ..................................................... 39
8.1	Accuracy of Representations and Warranties ....................... 39
8.2	Performance of Covenants, Agreements and Conditions .............. 39
8.3	Officers' Certificates Etc. ...................................... 39
8.4	Authorization of AMG Securities .................................. 39
8.5	No Material Adverse Change ....................................... 39

ARTICLE IX - TERMINATION, AMENDMENTS AND WAIVER ...................... 40
9.1	Termination ...................................................... 40
9.2	Effect of Termination ............................................ 40
9.3	Amendment ........................................................ 41
9.4	Waiver ........................................................... 41

ARTICLE X - OTHER AGREEMENTS ......................................... 41
10.1    Additional Agreements ........................................ 41
10.2    Available Remedies ........................................... 41

ARTICLE XI - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION; REMEDIES ............................................ 41
11.1    Survival; Right to Indemnification Not Affected by Knowledge.. 41
11.2    Indemnification and Payment of Damages by Shareholders ....... 42
11.3    Indemnification and Payment of Damages by AMG ................ 43
11.4    Right of Set-Off ............................................. 43
11.5    Procedure for Indemnification-Third Party Claims ............. 43
11.6    Participation ................................................ 44
11.7    Procedure for Indemnification-Other Claims ................... 44

11.8    Limitations .................................................. 44
11.9    Sales Tax Claims ............................................. 45
11.10   Action Subsequent to Closing ................................. 45

ARTICLE XII - REGISTRATION RIGHTS .................................... 45
12.1    Registration of Securities ................................... 45
12.2    Demand Registration .......................................... 46
12.3    AMG's Obligations with Respect to Demand Registration ........ 46
12.4    Piggy-Back Registration ...................................... 47
12.5    Public Information Requirements .............................. 48
12.6    Expenses of Registration ..................................... 48
12.7    Indemnification .............................................. 48

ARTICLE XIII - GENERAL PROVISIONS .................................... 50
13.1    Confidentiality .............................................. 50
13.2    Arbitration .................................................. 51
13.3    Notices ...................................................... 52
13.4    Governing Law ................................................ 52
13.5    Waiver ....................................................... 53
13.6    Entire Agreement and Modification ............................ 53
13.7    Disclosure Schedule .......................................... 53
13.8    Assignments, Successors, and No Third-Party Rights ........... 53
13.9    Severability ................................................. 54
13.10   Time of Essence .............................................. 54
13.11   Counterparts ................................................. 54
13.12   Construction ................................................. 54
13.13   Incorporation of Exhibits and Schedules ...................... 54

                              LIST OF EXHIBITS


Exhibit A - Certificate of Designation for Series C Preferred Stock Exhibit B - Form of Promissory Note
Exhibit C  - Lease Agreement
Exhibit D  - Form of Employment Agreement with Randy L. Weideman
Exhibit E  - Form of Noncompete Agreement with Deborah R. Weideman

                        AGREEMENT AND PLAN OF MERGER


    	This Agreement and Plan of Merger is dated as of November 22, 1999 (this "Agreement"), by and among ADDvantage Media Group, Inc., an Oklahoma corporation ("AMG"), Lee CATV Corporation, a Nebraska corporation ("Merger Sub"), Diamond W Investments, Inc., a Nebraska corporation ("Diamond"), Randy L. Weideman and
Deborah R. Weideman ("Shareholders").   TULSAT Corporation, an Oklahoma
corporation ("TULSAT"), joins in this Agreement for purposes of making the representations and warranties applicable to it set forth in Article IV hereof and making the covenants and commitments and obtaining the rights and benefits set forth herein.

    	WHEREAS, AMG desires to acquire, on the terms, in the manner and subject to the conditions reflected below, Diamond and the business conducted by Diamond;

    	WHEREAS, Diamond believes that it is desirable and in the best interests of Diamond and its Shareholders that it be acquired by AMG by the merger of Diamond with and into Merger Sub as provided herein; and

    	WHEREAS, for federal income tax purposes, it is intended that such merger qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

    	NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein set forth, the parties to this Agreement have agreed, and hereby agree subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1	DEFINED TERMS.  As used in this Agreement, each of the following terms has the meaning given in this Section 1.1 or in the Sections referred to below:

    	"AMG" has the meaning set forth in the first paragraph of this Agreement.

    	"AMG Advisors" has the meaning set forth in Section 5.8 of this Agreement.

    	"AMG Common Stock" means the common stock, par value $.01 per share, of AMG.

    	"AMG Preferred Stock" means the Series C Convertible Preferred Stock, par value $1.00 per share, of AMG, with a stated value of $36.75 per share which initially will be convertible into shares of AMG Common Stock at a conversion price of $3.675 per share, subject to adjustment, the terms of which are set forth in that form of certificate of designation attached hereto as Exhibit A.

    	"AMG Securities" means AMG Preferred Stock and the Promissory Note.

    	"Accounts Receivable" has the meaning set forth in Section 3.18 of this Agreement.

    	"Agreement" means this Agreement and Plan of Merger, including the Attachments and Exhibits hereto, and the Disclosure Schedule as amended, supplemented or modified from time to time.

    	"Articles of Merger and Share Exchange" means the articles of merger and share exchange prepared and executed in accordance with the applicable provisions of Nebraska Law, filed with the Secretary of State of Nebraska to reflect the consummation of the Merger.

    	"Balance Sheet" means the balance sheet of Diamond, as of December 31, 1998 which is included as a part of the Diamond Financial Statements.

    	"Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

    	"Breach" means the breach of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, occurrence, or circumstance.

    	"Closing" means the closing and consummation of the Contemplated Transactions.

    	"Closing Date" means the date on which the Closing occurs, which date shall be November 22, 1999 or such other date as is agreed upon by the parties to this Agreement.

    	"Code" has the meaning set forth in the recitals to this Agreement.

    	"Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Action).

    	"Contemplated Transactions" all of the transactions contemplated by this Agreement, including:

      		(a)	the Merger of Diamond with and into Merger Sub;

       	(b)	the conversion of the Shares into the right to receive the
	Merger Consideration and the issuance by AMG of the Merger Consideration to Shareholders;

      		(c)	the execution, delivery, and performance of the Promissory
	Note, the Employment Agreement and the Noncompetition Agreements; and

      		(d)	the performance by AMG, Merger Sub, TULSAT, Diamond and
	Shareholders of their respective covenants and obligations under this Agreement.

    	"Contract" means any agreement, contract, lease, obligation, franchise, license, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

    	"Damages" has the meaning set forth in Section 11.2.

     "Diamond" has the meaning set forth in the first paragraph of this Agreement.

     "Diamond Benefit Plan," "Diamond Benefit Program or Agreement," "Diamond Employee Benefit Plans" and "Diamond Plans" have the respective meanings set forth in Section 3.21.

    	"Diamond Financial Statements" means the unaudited financial statements of Diamond for the period ending December 31, 1998, prepared in accordance with the income tax basis of accounting.

    	"Disclosure Schedule" means the disclosure schedule attached hereto and any documents listed on such Disclosure Schedule and expressly incorporated therein by reference.

    	"Disclosure Materials" has the meaning set forth in Section 3.11.

    	"Effective Time of the Merger" has the meaning set forth in Section 2.2.

    	"Encumbrance" means any charge, claim, community property interest, mortgage, condition, equitable interest, lien, option, deed of trust, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

    	"Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

    	"Environmental Law" means any Legal Requirement that requires or relates to:

      		(a)	advising appropriate authorities, employees, and the public of
	intended or actual releases of pollutants or hazardous substances or
	materials, violations of discharge limits, or other prohibitions and of
	the commencements of activities, such as resource extraction or
	construction, that could have significant impact on the Environment;

		      (b) preventing or reducing to acceptable levels the release of
	pollutants or hazardous substances or materials into the Environment;

      		(c)	reducing the quantities, preventing the release, or minimizing
	the hazardous characteristics of wastes that are generated;

      		(d)	assuring that products are designed, formulated, packaged, and
	used so that they do not present unreasonable risks to human health or the
	Environment when used or disposed of;

      		(e)	protecting resources, species, or ecological amenities;

      		(f)	reducing to acceptable levels the risks inherent in the
	transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

      		(g)	cleaning up pollutants that have been released, preventing the
	threat of release, or paying the costs of such clean up or prevention; or

      		(h)	making responsible parties pay private parties, or groups of
	them, for damages done to their health or the Environment, or permitting
	self-appointed representatives of the public interest to recover for
	injuries done to public assets.

    	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

    	"Exchange Act" means the Securities and Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

    	"Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by Diamond and any buildings, plants, structures, or equipment (including motor vehicles and rolling stock) currently or formerly owned or operated by Diamond.

    	"Governmental Action" means any authorization, application, approval, consent, exemption, filing, license, notice, registration, permit or other requirement of, to or with any Governmental Authority.

    	"Governmental Authority" means any national, state, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over TULSAT, AMG, Merger Sub or Shareholders or any of their respective properties or assets.

    	"Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore and asbestos or asbestos-containing materials.

    	"Indemnified Persons" has the meanings set forth in Section 11.2 and
Section 11.3.

    	"Intellectual Property" has the meaning set forth in Section 3.15.

    	"Interim Balance Sheet" means the balance sheet of Diamond as of September 30, 1999 which is included as part of the Interim Financial Statements.

    	"Interim Financial Statements" means the unaudited financial statements of Diamond for the nine-month period ended September 30, 1999, prepared on a basis consistent with that of the Diamond Financial Statements, subject, however, to changes resulting from normal year-end adjustments that will not, in the aggregate be material.

    	"IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

    	"Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

    	"Material Adverse Effect" means (a) when used with respect to Diamond, a result or consequence that would materially adversely affect the condition (financial or otherwise), results of operations or business of Diamond or the aggregate value of its assets, would materially impair the ability of Diamond to own, hold, develop and operate its assets, or would impair Diamond's ability to perform its obligations hereunder or consummate the Contemplated Transactions or prevent or materially delay the performance of this Agreement; (b) when used with respect to AMG, a result or consequence that would materially adversely affect the condition (financial or otherwise), results of operations or business of AMG and its subsidiaries as a whole, or the aggregate value of their assets, would materially impair their ability to own, hold, develop and operate their assets, or would impair AMG's or Merger Sub's ability to perform its obligations hereunder or consummate the Contemplated Transactions or prevent or materially delay the performance of this Agreement and (c) when used with respect to Shareholders or any Shareholder, a result or consequence that would impair his or her ability to perform his or her respective obligations hereunder or consummate the Contemplated Transactions or prevent or materially delay the performance of this Agreement.

    	"Merger" has the meaning set forth in Section 2.1.

    	"Merger Consideration" means the shares of AMG Preferred Stock and the Promissory Note into which the Shares will be converted in connection with the consummation of the Merger and the other Contemplated Transactions.

    	"Merger Sub"has the meaning set forth in the first paragraph of this Agreement.

    	"Nebraska Law" means the Nebraska Business Corporation Act.

    	"Oklahoma Law" means the Oklahoma General Corporation Act.

    	"Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

    	"Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

		       (a)	such action is consistent with the past practices of such
Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

	       	(b)	such action is not required to be authorized by the board of
     	directors of such Person (or by any Person or group of Persons exercising
	     similar authority).

    	"Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) articles of organization, operating agreement and similar documents of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

    	"PBGC" has the meaning set forth in Section 3.21(c).

    	"Person" means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization, whether or not a Governmental Authority.

    	"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

    	"Promissory Note" means the promissory note to be issued to the holders of the Shares upon consummation of the Merger pursuant to the terms of this Agreement and which constitutes a part of the Merger Consideration. The form of Promissory Note is attached to this Agreement as Exhibit B attached hereto and incorporated herein by reference.

    	"Related Person" means with respect to a particular individual:

       		(a)	each other member of such individual's Family (as defined
    	below);

       		(b)	any Person that is directly or indirectly controlled by such
	    individual or one or more members of such individual's Family;

       		(c)	any Person in which such individual or members of such
    	individual's Family hold (individually or in the aggregate) a Material Interest (as defined below); and

       		(d)	any Person with respect to which such individual or one or
	    more members of such individual's Family serves as a director, officer,
    	partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

        	(a)	any Person that directly or indirectly controls, is directly
    	or indirectly controlled by, or is directly or indirectly under common
	    control with such specified Person;

        	(b)	any Person that holds a Material Interest in such specified
     Person;

		       (c)	each Person that serves as a director, officer, partner,
	    executor, or trustee of such specified Person (or in a similar capacity);

         (d)	any Person in which such specified Person holds a Material
     Interest (as defined below);

         (e)	any Person with respect to which such specified Person serves
    	as a general partner or a trustee (or in a similar capacity); and

         (f)	any Related Person of any individual described in clause (b)
     or (c).



For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any children, step children and grandchildren (including step grandchildren) of such individual or such individual's spouse, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 20% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 20% of the outstanding equity securities or equity interests in a Person.

    	"Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

    	"Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

    	"Securities Act" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

    	"Shareholders" means, collectively, Randy L. Weideman and Deborah R. Weideman.

    	"Shares" means all of the issued and outstanding shares of capital stock of Diamond as defined in Section 3.12.

    	"Subsidiary" with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of Diamond.

    	"Surviving Corporation" has the meaning set forth in Section 2.1.

    	"TULSAT" has the meaning set forth in the first paragraph of this Agreement.

    	"Taxes" all net income, gross income, gross receipt, sales and use, ad valorem, franchise, profits, licenses, withholding, payroll, excise, severance, stamp, occupation, property, customs duties or other taxes, fees or charges if any kind whatsoever imposed by a foreign, federal, state, county or local taxing authority together with any interests or penalty thereon.

    	"Tax Return" any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Taxes or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Taxes.

    	"Third-Party Consent" means the consent or approval of any Person other than TULSAT, AMG, Merger Sub, Diamond, a Shareholder or any Governmental Authority.

    	"Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

    	"Threatened" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

    	"Worker Safety Laws" has the meaning set forth in Section 3.23.

    	1.2	References and Titles.

       	(a)	All references in this Agreement to Exhibits, Schedules,
    	Articles, Sections, subsections and other subdivisions refer to the
    	corresponding Exhibits, Schedules, Articles, Sections, subsections and
	    other subdivisions of this Agreement unless expressly provided otherwise.
	    Titles appearing at the beginning of any Article, Section, subsection or
	    other subdivision of this Agreement are for convenience only, do not
	    constitute any part of this Agreement, and shall be disregarded in
	    construing the language hereof.  The words "this Agreement," "herein,"
	    "hereby," "hereunder," and "hereof," and words of similar import, refer to
	    this Agreement as a whole and not to any particular subdivision unless
	    expressly so limited.  The words "this Article," "this Section," and "this
    	subsection," and words of similar import, refer only to the Article,
    	Section or subsection hereof in which such words occur.  The word "or" is
	    not exclusive, and the word "including" (in its various forms) means
    	including without limitation.

        (b) Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender.

        (c)	Words, terms and titles (including terms defined herein) in
    	the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.



        (d)	As used in the representations and warranties contained in
    	this Agreement, the phrase "to the knowledge" of the representing party
	    shall mean that, in the case of AMG, TULSAT, Merger Sub or Diamond,
	    responsible officers of such corporation, individually or collectively,
	    and, in the case of Shareholders, either of them, either (a) know that the
	    matter being represented and warranted is true and accurate or (b) have no
	    reason, after reasonable inquiry, to believe that the matter being
    	represented and warranted is not true and accurate.

                  					     ARTICLE II

             				      THE MERGER; CLOSING

    	2.1	The Merger.  Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of Nebraska Law, Diamond will be merged with and into Merger Sub as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in this Agreement, and with Shareholders receiving the Merger Consideration. Following the Merger, Merger Sub will continue as the surviving corporation
(the "Surviving Corporation") under the name "Lee CATV Corporation" and will continue its existence under the laws of the State of Nebraska, and the separate corporate existence of Diamond will cease.

    	2.2	Effective Time of the Merger.  The Merger shall not become effective until, and, subject to the terms and conditions of this Agreement, shall become effective when the following actions shall have in all respects been completed:

        (a)	this Agreement shall have been approved by the shareholders
    	of Merger Sub and Diamond in accordance with the requirements of Nebraska Law; and

      		(b)	the Articles of Merger and Share Exchange shall have been
	    filed, in accordance with the requirements of Nebraska Law, in the office
    	of the Secretary of State of Nebraska.

The date and time when the Merger shall become effective as aforesaid is herein referred to as the "Effective Time of the Merger."

    	2.3	Organizational Documents; Directors and Officers.

       	(a)	The Organizational Documents of Merger Sub, as in effect
	    immediately prior to the Effective Time of the Merger, shall be the Organizational Documents of the Surviving Corporation from and after the Effective Time of the Merger until amended in accordance with Nebraska Law.

        (b)	The officers of Merger Sub in office immediately prior to the
     Effective Time of the Merger shall be the officers of the Surviving Corporation from and after the Effective Time of the Merger, each to hold office in accordance with the Organizational Documents of the Surviving Corporation.

        (c)	The directors of Merger Sub in office immediately prior to the
     Effective Time of the Merger shall be the directors of the Surviving Corporation from and after the Effective Time of the Merger plus Randy L. Weideman, and each shall hold such office until his successor shall have been elected or qualified or as otherwise provided in the Organizational Documents of the Surviving Corporation.

     2.4 Closing.  The consummation of the transactions contemplated by
Section 2.1 together with the delivery of the various certificates, agreements, opinions and other documents required or contemplated by this Agreement is called the "Closing." The Closing will take place at the offices of AMG at 808 North 16th Street, Broken Arrow, Oklahoma, at 10:00 a.m. (local time) on the Closing Date or at such other time and place as the parties may agree. Subject to the provisions of Article IX, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section 2.4 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.5 Conversion of the Shares in the Merger.

        (a) By virtue of the consummation of the Merger, each of the outstanding Shares shall be converted into the right to receive the Merger
	    Consideration in the manner and at the time provided for in
     Section 2.5(b). The total Merger Consideration provided herein is to be shares of AMG Preferred Stock having a deemed value for purposes of this Agreement of $1,000,000 (which deemed value is to be determined in accordance with Section 2.5(e) below) and a Promissory Note (in the form of Exhibit B to this Agreement) in the aggregate original principal amount determined subparagraph (b) below (the "Merger Consideration").

        (b) It is intended that the Promissory Note in the form of Exhibit
     B shall represent the difference determined by subtracting from $850,000 the sum of (i) the amount of cash and assets distributed to Shareholders as described in the Disclosure Schedule effective immediately prior to
     Closing, plus (ii) the sum of $9,368.31 (the amount of the accrued vacation and sick leave of the Diamond employees at the time of Closing);
	    plus (iii) the amount of the cash bonuses paid to be paid to employees of
     Diamond as reflected in Section 3.13 of the Disclosure Schedule; plus (iv)
     the amount of the liability or obligation of Diamond, if any, to pay any federal income tax, employee withholding, social security, medicare or other such taxes or amounts arising by reason of the cash and AMG stock bonuses referred to in Section 3.13 of the Disclosure Schedule (excluding any amounts which are withheld from, or paid by, the recipients of the bonuses and any taxes which may be payable by Shareholders rather than
     Diamond); plus (v) the amount of any personal property taxes or ad valorem taxes due with respect to any of the equipment, inventory, supplies and other personal property of Diamond which are payable at the time of
     Closing or which are attributable to the periods prior to the Closing Date on a pro rated basis for the current tax period.

        (c) At the Effective Time of the Merger, each of the outstanding
     Shares shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one one-thousandth of (i) the total number shares of AMG Preferred Stock to be included in the Merger Consideration (as provided in Section 2.5(d) below), and (ii) the aggregate amount of the Promissory Note determined as provided above in subparagraph (b).

        (d)	For these purposes, the stated value of each share of AMG
     Preferred Stock shall be ten times the average of the closing per share
	    sales price of the outstanding AMG Common Stock as reported on the Nasdaq
     Bulletin Board for the five consecutive trading days ending at the close of trading on Friday, November 19, 1999.  The number of shares of AMG
     Preferred Stock which will be issued upon conversion of each Share of
     Diamond capital stock will equal the total number of shares of AMG
     Preferred Stock divided by 1,000, the total number of outstanding Shares of Diamond capital stock.

     2.6	Delivery of Merger Consideration.  Upon surrender of the certificates representing all of the outstanding Shares of Diamond's capital stock to AMG at or immediately following the Effective Time of the Merger, AMG shall issue and deliver to Shareholders the AMG Preferred Stock and the Promissory Note to which they are thereby entitled.  After the Effective Time of the Merger, there shall be no transfers on the stock transfer books of Diamond of the Shares of
Diamond's capital stock which were outstanding immediately prior to the
Effective Time of the Merger.

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF DIAMOND

Diamond and Shareholders, jointly and severally, hereby represent and warrant to AMG and Merger Sub as follows:

    3.1	Organization; Good Standing; Power, Etc.  Diamond is a corporation duly incorporated and validly existing under the laws of the State of Nebraska and has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted. Diamond does not have any Subsidiaries. Diamond is duly qualified to do business and is in good standing as a foreign corporation or other entity in each other jurisdiction in which the ownership, operation or leasing of its properties or assets or the nature of its business requires such qualification except where the failure so to qualify would not have a Material Adverse Effect on the business, financial condition or properties of Diamond.

    3.2	Authorization of Agreement, Etc.

       (a)	Diamond has all requisite corporate power and authority to
    enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Diamond and the consummation by Diamond of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of Diamond. This Agreement has been duly executed and delivered by Diamond and constitutes the legal, valid and binding obligation of Diamond, enforceable against Diamond in accordance with its terms.

       (b)	Neither the execution and delivery of this Agreement by
    Diamond nor the consummation of the Contemplated Transactions to be performed by Diamond will (i) violate or conflict with any provision of the Organizational Documents as currently in effect, of Diamond or
    (ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any Governmental Authority, other regulatory or self-regulatory body or association or arbitrator binding upon Diamond or any of its properties, except where such violations or conflicts would not in the aggregate have a Material Adverse Effect on the business, properties, financial condition or results of operations of Diamond or on the ability of Diamond to consummate the Contemplated Transactions, and except for violations that will be cured, waived or terminated prior to the Effective Time of the Merger.

       (c)	Except as set forth in the Disclosure Schedule, neither the
    execution and delivery of this Agreement nor the consummation of the Contemplated Transactions to be performed by Diamond will result in a breach of or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Diamond is a party or by which it or any of its properties is bound or affected, or pursuant to which Diamond has guaranteed the indebtedness or preferred stock of any Person, or (ii) any Contract or instrument to which Diamond is a party or by which it or any of its properties is bound or affected, except for any such breaches, defaults, rights, losses or penalties that do not have a Material Adverse Effect on the business, properties, financial condition or results of operations of Diamond or on the ability of Diamond to consummate the Contemplated Transactions, or with respect to which the Consents, listed on the Disclosure Schedule attached hereto will be obtained prior to the Effective Time of the Merger.

	      (d)	Neither the execution and delivery by Diamond of this
    Agreement nor the consummation of the Contemplated Transactions to be performed by Diamond will result in, or require, the creation or imposition of any Encumbrance of any nature upon or with respect to any of the properties or other assets now or hereafter owned by Diamond, except where such would not in the aggregate have a Material Adverse Effect on the business, properties, financial condition or results of operations of Diamond or on the ability of Diamond to consummate the Contemplated Transactions.


	      (e)	Except as set forth in the Disclosure Schedule, Diamond
    has made or obtained each registration, filing, submission, license, permit, certificate, determination or governmental approval necessary to enable it to carry on its business, except for those which the failure to have does not have a Material Adverse Effect on the business, properties, financial condition or results of operations of Diamond. All such registrations, filings and submissions with any Governmental Authority relating to the operations of Diamond were in material compliance with applicable law when filed, and no material deficiencies have been asserted by any such authority with respect to such registrations, filing or submissions.

    3.3	Authorization of Shareholders.  This Agreement has been duly and validly executed and delivered by or on behalf of each Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms. The execution, delivery and performance by each Shareholder of this Agreement is within his or her full legal right, power and authority, do not contravene, permit the termination of or constitute a default under any agreement, declaration of trust or other instrument binding upon such Shareholder, and will not result in the creation or imposition of any Encumbrance in favor of any third Person upon the Diamond Shares owned by such Shareholder. The execution, delivery and performance by such Shareholder of this Agreement does not require the Consent of any Person, and does not require any action by or in respect of any filing with, or the consent, approval or authorization of, any Governmental Authority, except those consents, approvals or authorizations that have been obtained, and do not violate any provision of any applicable law or regulation or any judgment, decree or order to which such Shareholder is subject.

    3.4	Ownership of Diamond Shares.  The Diamond Shares being transferred by each Shareholder are owned by such Shareholder beneficially and of record, free and clear of any Encumbrance.

    3.5	Financial Statements.  True and complete copies of the Diamond
Financial Statements and the Interim Financial Statements have been delivered to AMG. The Diamond Financial Statements fairly present the financial position of Diamond and the results of operations of Diamond for the period covered by such financial statements. The Interim Financial Statements fairly present the financial positions of Diamond on June 30, 1999, and the results of operations of the Diamond for the six months ended on June 30, 1999, applied on a basis consistent with that of the Diamond Financial Statements, subject, however, to changes resulting from normal year-end audit adjustments that will not, in the aggregate be material.

    3.6	Compliance With Other Instruments.  Diamond is not in violation of any terms of any of its Organizational Documents, or in any material respect of any mortgage, indenture, contract, agreement, instrument, or, to the knowledge of Shareholders, any judgment, decree, order, statute, rule, or regulation applicable to Diamond. The execution, delivery, and performance by Diamond and Shareholders of this Agreement, and the consummation of the Contemplated Transactions, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration of maturity of any loan or material obligation to which Diamond is a party or by which it is bound or with respect to which it is an obligor or guarantor, or result in the creation or imposition of any material lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon, or, to the knowledge of Shareholders, give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the material properties, assets, business or agreements of Diamond.

    3.7	Consents and Approvals.  No Consent, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Shareholders or Diamond in connection with the execution and delivery of this Agreement by Diamond and Shareholders or the consummation of the Contemplated Transactions, except for the following: (a) any such Consent, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Diamond or Shareholders; (b) such other compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the Contemplated Transactions and the obtaining from the SEC of such orders as may be so required; (c) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws and (d) such filings and approvals as may be required by any pre-merger notification, securities, corporate or other law, rule or regulation. No Third-Party Consent is required by or with respect to Diamond or Shareholders in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, except for any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Shareholders or Diamond.

    3.8	Litigation.  Except as set forth on the Disclosure Schedule, there is no litigation, proceeding or investigation pending or, to the knowledge of Shareholders, threatened or investigation pending against or affecting Diamond is reasonably likely to have a Material Adverse Effect on Diamond or that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by Diamond or Shareholders in connection with the Contemplated Transactions. Except as set forth in the Disclosure Schedule, Diamond is not subject to any outstanding order.

    3.9	Tax Treatment.  Neither Diamond nor a Shareholder has taken, has agreed or failed to take, or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

    3.10	Brokers.  No broker, finder, investment banker or other Person is or will be, in connection with the Contemplated Transactions, entitled to any brokerage, finder's or other fee or compensation based on any arrangement made by or on behalf of Diamond or Shareholders and for which AMG, Diamond, Merger
Sub, or Shareholders will have any obligation or liability.

    3.11	Transfer of AMG Securities.

        (a)	AMG has furnished to Shareholders copies of AMG's Annual
    Report on Form 10-KSB for the year ended December 31, 1998, Quarterly Report on Form 10-QSB2 for the calendar quarter ended June 30, 1999, a copy of the Proxy Statement of AMG prepared and distributed by AMG in connection with the solicitation of proxies for the annual meeting of Shareholders of AMG held during 1999, copies of the current reports on Form 8-K filed with the SEC on September 24, 1999 and October 14, 1999 and a copy of the Disclosure Statement sent to the AMG shareholders on October 8, 1999 in compliance with Rule 14b-1 under the Exchange Act, together with all additional information requested concerning the proposed operations, affairs and current financial condition of AMG, Merger Sub and TULSAT ("Disclosure Materials"). Such information and access have been available to the extent Shareholders consider necessary and advisable to aid Shareholders and Shareholders have reviewed such information having any and all questions answered in making an intelligent investment
   	decision regarding an investment in the AMG Securities.  Shareholders
	   understand that the securities received could result in the loss of Shareholders' entire investment.

       (b)	The AMG Securities to be acquired by Shareholders will be
    acquired solely for the account of Shareholders, for investment purposes only and not with a view to the resale or distribution thereof within the meaning of the Securities Act, are not being purchased for subdivision or fractionalization thereof, and Shareholders have no contract, undertaking, agreement or arrangement with any person to sell or transfer such shares to any Person and do not intend to enter into such contract or arrangement.

	      (c)	Shareholders have such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of their investment in the AMG Securities and in protecting their interests and the securities to be acquired are suitable for their investment therein.

       (d)	Shareholders are capable of bearing the economic risks of an investment in the AMG Securities, including the complete loss of such investment.

	      (e) Shareholders understand that the AMG Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Sections 3(b) or 4(2) thereof, and that AMG Securities must be held by each Shareholder indefinitely and each Shareholder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

	      (f)	Shareholders are accredited investors as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities
    Act.

       (g)	Each instrument representing AMG Securities may be endorsed
    with the following legends:

           (i)	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
       REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES ACT OF NEBRASKA OR THE OKLAHOMA SECURITIES ACT. NEITHER THE RECORD NOR THE BENEFICIAL OWNERSHIP OF SAID SHARES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SAID SHARES UNDER BOTH OF SAID ACTS AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR RULES UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADDVANTAGE MEDIA GROUP, INC. EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACTS ARE AVAILABLE WITH RESPECT TO SUCH SALE OR TRANSFER AND SAID SALE OR TRANSFER IS MADE PURSUANT TO AND IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID EXEMPTIONS.

           (ii)	Any other legend required by any state securities laws.

    AMG need not register a transfer of legended AMG Securities, and may also instruct its transfer agent not to register the transfer of AMG Securities, unless one of the conditions specified in each of the foregoing legends is satisfied.

       (h) Shareholders understand that AMG Common Stock has been recently de-listed from trading on the Nasdaq Small Cap Market and is not listed for trading on any national exchange. AMG can give no assurance when, if ever, that AMG Common Stock will be re-admitted for trading on the Nasdaq Small Cap Market or admitted for trading on any other national securities exchange.

    3.12	Capitalization.  The authorized capital stock of Diamond consists of
10,000 shares of common stock, par value $1.00.  As of the date of this
Agreement, 1,000 shares of Common Stock are issued and outstanding.  All shares of capital stock of Diamond have been duly authorized, validly issued, fully paid and nonassessable, and are not subject to, or issued in violation of, any preemptive rights.  There are no shares of capital stock of Diamond authorized or outstanding, and there are no subscriptions, options to purchase shares of the capital stock of Diamond, conversion or exchange rights, warrants, preemptive rights or other agreements, claims or commitments of any nature whatsoever (whether firm or conditional) obligating Diamond to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities or interests of
Diamond or obligating Diamond to grant, extend or enter into any such agreement or commitment.

    3.13	Absence of Certain Changes or Events.  Except as has occurred in the
Ordinary Course of Business, as disclosed in the Disclosure Schedule or as specifically contemplated by this Agreement, since June 30, 1999, Diamond has not:

         (i)	borrowed, or agreed to borrow, funds,

         (ii)	incurred or become subject to, or agreed to incur or become
    subject to, any material obligation or liability, contingent or otherwise, except current liabilities incurred, and obligations under Contracts entered into, in the ordinary course of its business,

	       (iii)	discharged or satisfied any material lien, charge or
    encumbrance or paid any material obligation or liability, contingent or otherwise, other than current liabilities shown in the Interim Balance Sheet, current liabilities incurred since June 30, 1999 in the Ordinary Course of Business and prepayments of obligations in accordance with normal and customary past practices,

        (iv) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) in respect of its capital stock,

         (v)	mortgaged, pledged or subjected to any Encumbrance, or agreed so to do, any of the assets material to the operation of its business, tangible or intangible,

	       (vi)	sold, assigned, transferred, conveyed, leased or otherwise
    disposed of or agreed to sell, assign, transfer, convey, lease or otherwise dispose of any of its assets or properties,

       (vii)	canceled or compromised any debt or claim, except for
    immaterial adjustments made in the ordinary course of business, or waived or released any rights, regardless of whether in the ordinary course of business, which, in the aggregate, are material,

      (viii)	entered into any material transaction, contract or
    commitment,

       (ix)	declared, set aside, or made any payment to its executives,
    board members, employees or any other person either in contemplation of this Agreement or otherwise in the form of a bonus or other form of incentive or other nonrecurring compensation,

       (x) increased, or agreed to increase, the monthly rate of compensation payable or to become payable by it to any of its officers, directors or other key management employees over the rate being paid to them or accrued for at June 30, 1999,

       (xi)	increased, or agreed to increase, the rate of compensation
    payable or to become payable by it to any of its employees (other than officers, directors and other key management employees) over the rate being paid to them or accrued for at June 30, 1999, or other than in accordance with its established procedures for annual or other periodic reviews and increments,

      (xii)	made or permitted, or agreed to make or permit, any amendment or termination of any material contract, mortgage, lease, license, agreement or other instrument to which it is a party or by which any of its properties or assets are bound,

     (xiii) made, or agreed to make, any accrual or arrangement for or payment of bonuses or special compensation in excess of $5,000 of any kind to any employee (or $15,000 in the aggregate for all employees),

      (xiv)	directly or indirectly paid, or agreed to pay, any severance or termination pay to any employee in excess of $5,000 (or $15,000 in the aggregate for all employees) which was not accrued for at June 30, 1999,

      (xv)	made, or agreed to make, any changes in its accounting methods or practices,

     (xvi)	made capital expenditures which, in the aggregate, exceed
    $25,000, or, entered into any commitment therefor, or

    (xvii) experienced any Material Adverse Effect.

    3.14	Tax Matters.

       (a)	Except as provided in the Disclosure Schedule, (a) all (i) Tax
    Returns required to be filed on or before the Closing Date by or with respect to Diamond or the business operations of Diamond have been or will be duly and timely filed, (ii) items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) Taxes which have become or will become due with respect to the period covered by each such Tax Return and for any period from the end of the period covered by such Tax Return to the Effective Time of the Merger have been or will be timely paid in full (by Shareholders in the case of federal and state income Taxes incurred by virtue of the business operations and affairs of Diamond), and
    (iv) withholding Tax requirements imposed on or with respect to Diamond have been or will be satisfied in full in all respects. In addition, no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

       (b)	Except as set forth in the Disclosure Schedule, there is no
    claim against Diamond or any Shareholder for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Diamond.

       (c)	Except as set forth in the Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to Diamond or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to Diamond.

       (d)	Diamond is not a party to any Tax allocation or sharing
    agreement and no payments are due or will become due by Diamond pursuant to any such agreement or arrangement.

       (e)	Except as set forth in the Disclosure Schedule, none of the
    property of Diamond is held in an arrangement that could be classified as a partnership for Tax purposes.

    3.15	Trademarks, Copyrights, Etc.

       (a)	Diamond owns or has the right to use all patents, patent
    rights, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights ("Intellectual Property"), as are necessary in connection with the business of Diamond, taken as a whole, except where the failure to have such Intellectual Property, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Diamond.

       (b)	There have not been asserted against Diamond any claims that any product, activity, name, mark, design or operation of Diamond infringes upon or involves, or had resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened which challenge the rights of Diamond with respect thereto, in each case, which would have a Material Adverse Effect on the business, properties, financial condition or results of operations of Diamond.


    3.16	Title to Properties; Encumbrances.  The Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, and related equipment, vehicles and other tangible property or equipment owned by Diamond which individually has a book value in excess of $5,000.  Diamond owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets
(whether real, personal, or mixed and whether tangible or intangible) that it purports to own or which are reflected as owned in the books and records of
Diamond, including all of the properties and assets reflected in the Balance
Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in the Disclosure Schedule and personal property sold since the date of the Balance Sheet and the Interim
Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by Diamond since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and
consistent with past practice). Except as noted in the Disclosure Schedule, all material properties and assets reflected in the Balance Sheet and the Interim
Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) liens for current taxes not yet due, minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Diamond, and (b) with respect to real property, rights of way, building use restrictions, exceptions, variances, reservations, limitations of any nature,zoning laws and other land use restrictions that do not materially impair the present use of the property subject thereto.

    3.17	Condition and Sufficiency of Assets.  The buildings, plants, structures, and equipment of Diamond are structurally and mechanically sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs consistent with Diamond's Ordinary Course of Business. The building, plants, structures, and equipment of Diamond are sufficient for the continued conduct of Diamond's business after the Closing in substantially the same manner as conducted prior to the Closing.

    3.18	Accounts Receivable.  All accounts receivable of Diamond that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of Diamond as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable to the knowledge of Shareholders are or will be as of the Closing Date collectible. Each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 120 days after the day on which it first becomes due and payable. There is no contest or claim, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

    3.19	Inventory.  All inventory of Diamond, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or Interim Balance Sheet or on the accounting records of Diamond as of the Closing Date, as the case may be. All inventories not written off have been priced at cost. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Diamond.

    3.20	No Undisclosed Liabilities.  Diamond has no liabilities or
obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations set forth in the Disclosure Schedule, otherwise disclosed herein or reflected in the Balance Sheet or Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

    3.21	Employee Benefit Plans.

       (a)	The Disclosure Schedule sets forth a complete and accurate
    list of each of the following which is or has been sponsored, maintained or contributed to by Diamond or any trade or business, whether or not incorporated (a "Diamond ERISA Affiliate"), or in which any employee or co-employee of Diamond participates or is covered, that together with Diamond would be considered affiliated with Diamond under Section 414(b),
    (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA for the benefit of any person who, as of the Closing, is a current or former employee or subcontractor of Diamond or any Diamond ERISA Affiliate: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (each, a "Diamond Plan"); and (ii) each personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, program or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, retiree benefit plan or arrangement, fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.21(c) (each, a "Diamond Benefit Program or Agreement") (such Diamond Plans and Diamond Benefit Programs or Agreements are sometimes collectively referred to in this Agreement as the "Diamond Employee Benefit Plans").

       (b)	True, correct and complete copies of each of the Diamond Plans and related trusts, if applicable, including all amendments thereto, have been furnished or made available to AMG. There has also been furnished or made available to AMG, with respect to each Diamond Plan required to file such report and description, the report on Form 5500 for the past three years, to the extent applicable, and the most recent summary plan description. True, correct and complete copies or descriptions of all Diamond Benefit Programs or Agreements have also been furnished or made available to AMG.

       (c)	Except as otherwise set forth in the Disclosure
    Schedule:  (i)  neither Diamond nor any Diamond ERISA Affiliate
    contributes	to or has an obligation to contribute to, nor has at any time
    contributed	to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA or any other plan subject to
    Title IV of	ERISA; (ii) each of Diamond and the Diamond ERISA Affiliates has performed all obligations, whether arising by operation of law or by contract, including ERISA and the Code, required to be performed by it in connection with the Diamond Employee Benefit Plans, and, to the knowledge of Diamond or Shareholders, there have been no defaults or violations by any other party to the Diamond Employee Benefit Plans;  (iii) all reports, returns, notices, disclosures and other documents relating to the Diamond
    Plans required to be filed with or furnished to governmental entities, plan participants or plan beneficiaries have been timely filed or furnished in accordance with applicable law, and each Diamond Employee
	   Benefit Plan has been administered in compliance with its governing written documents; (iv) each of the Diamond Plans intended to be qualified
    under Section 401	of the Code satisfies the requirements of such Section
    and has received a favorable determination letter from the IRS regarding such qualified status and has not been amended, operated or administered in a way which would adversely affect such qualified status;
	   (v) there are no 	actions, suits or claims pending (other than routine
   	claims for 	benefits) or, to the knowledge of Diamond or Shareholders,
    contemplated or threatened against, or with respect to, any of the
    Diamond Employee Benefit Plans or their assets; (vi) each trust maintained in connection with each Diamond Plan, which is qualified under Section 401 of the Code, is tax exempt under Section 501 of the Code; (vii) all contributions required to be made to the Diamond
    Employee Benefit Plans have been made timely; (viii) no accumulated funding deficiency, whether or not waived, within the meaning of
    Section 302 of ERISA or Section 412 of the Code has been incurred, and there has been no termination or partial termination of any
    Diamond Plan within the meaning of Section 411(d)(3) of the Code;
    (ix) to the knowledge of Diamond or Shareholders, no act, omission or transaction has occurred which could result in imposition on
    Diamond or any Diamond ERISA Affiliate of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section
    502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of
    Subtitle D of the Code; (x) to the knowledge of Diamond or
    Shareholders, there is no matter pending with respect to any of the
    Diamond Plans before the IRS, the Department of Labor or the Pension
    Benefit Guaranty Corporation (the "PBGC"); (xi) each of the Diamond
    Employee Benefit Plans complies, in form and operation, with the applicable provisions of the Code and ERISA; (xii) each Diamond
    Employee Benefit Plan may be unilaterally amended or terminated in its entirety without any liability or other obligation; (xiii)
    Diamond and the Diamond ERISA Affiliates have no liabilities or other obligations, whether actual or contingent, under any Diamond
    Employee Benefit Plan for post-employment benefits of any nature
    (other than COBRA continuation coverage); and (xiv) all employees of
	   Diamond and all of the Diamond ERISA Affiliates are employed at will such employment may be terminated by Diamond, any of the
    Diamond ERISA Affiliates or AMG without material obligation commitment or obligation.

       (d)	Except as otherwise set forth on the Disclosure Schedule, no employee is currently on a leave of absence due to sickness or disability and no claim is pending or expected to be made by an employee, former employee or independent contractor for workers' compensation benefits.

       (e)	With respect to the Diamond Employee Benefit Plans, there
    exists no condition or set of circumstances in connection with Diamond that could be expected to result in liability reasonably likely to have a Material Adverse Effect on Diamond under ERISA, the Code or any other applicable law. With respect to the Diamond Employee Benefit Plans, individually and in the aggregate, there are no unfunded benefit obligations which have not been disclosed in Section 3.20 hereof, on the financial statements of Diamond which obligations are reasonably likely to have a Material Adverse Effect on Diamond.

       (f)	Except as set forth in the Disclosure Schedule, neither the
    execution or delivery of this Agreement nor the consummation of the Contemplated Transactions will result in any payment becoming due to any employee or group of employees of Diamond.

    3.22	Insurance.  The insurance coverage maintained by Diamond at the date of this Agreement is in the judgment of Diamond and Shareholders adequate in scope and amount in view of the properties owned and operations carried on by
it.  Diamond has complied in all material respects with the provisions of all such policies.  The Disclosure Schedule lists each of the insurance policies issued to Diamond providing coverage for Diamond or any of its directors, officers, employees, agents or other representatives, for property damage, liability, workers' compensation, employers' liability, casualty, auto, executive or key man life, officer and director liability, fiduciary liability, business interruption, and any other coverage deemed by Diamond and Shareholders to be material to Diamond's operations, assets or personnel.  The Disclosure
Schedule sets forth the coverage of each of such policies and the limits of such coverage.

    3.23	Compliance with Laws.  Except as described in the Disclosure
Schedule:

       (a)	Diamond is in compliance in all material respects with all
    Legal Requirements applicable to any of its properties or assets and/or the ownership, operation and use thereof, and Diamond has not received notice of any noncompliance or alleged noncompliance with any Legal Requirement relating or applicable to any of its properties or assets or to the operation of its business, the existence or enforcement of which would have a Material Adverse Effect on AMG's or TULSAT's ability to operate them on the same basis as currently conducted and operated or which would require the payment of material refunds, fines, penalties or restitution in respect of matters occurring prior to the Effective Time of the Merger, including, without limitation, any Legal Requirement relating to (i) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions or working conditions, (ii) air, water, noise, odor or solid or liquid waste (including the generation, treatment, storage, disposal or transportation thereof), (iii) health and safety, (iv) zoning,
    (v) the production, processing, advertising, sales or warranty of products or services of its business or (vi) trade or antitrust regulations.

       (b)	Without limiting the generality of the foregoing, except as
    otherwise set forth in the Disclosure Schedule, (i) the properties, assets and operations of Diamond are in compliance in all material respects with all applicable Legal Requirements relating to public and worker health and safety(collectively, "Worker Safety Laws") and Environmental Laws, except for any violation that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Diamond; and (ii) with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, as of the date hereof and at the Effective Time of the Merger, there are no past, present or, to the knowledge of Diamond and Shareholders, reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Diamond that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Diamond.

        (c) (i) To the knowledge of Diamond and the Shareholders, Diamond has not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Diamond; (ii) Diamond has not reported to any Governmental Authority any material violation of an Environmental Law or any Release, discharge or emission of any Hazardous Materials, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Diamond, and (iii) as of the date hereof and at the Effective Time of the Merger, neither Diamond nor any Shareholder has any Knowledge of any pending, threatened or reasonably anticipated claims or liabilities under CERCLA, 42 U.S.C. sec. 9601 et seq., RCRA, 42 U.S.C. sec.6901 et seq., or equivalent state law provisions and no knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR sec. 300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

    3.24	Certain Payments.  Diamond has not nor has any director, officer, agent, Shareholder or employee of Diamond, or any other Person associated with or acting for or on behalf of Diamond, directly or indirectly, (a) made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services other than routine entertainment expenses (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatmentfor business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Diamond or any Related Personof Diamond, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of Diamond.

    3.25	Disclosure.

       (a)	No representation or warranty of Diamond or any of
    Shareholders in this Agreement is false or misleading in any material respect and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

       (b)	There is no fact known to either Diamond or any of
    Shareholders that has specific application to either Shareholders or Diamond (other than general economic or industry conditions) and that materially adversely affects or materially threatens, the assets, business, prospects, financial condition, or results of operations of Diamond that has not been set forth in this Agreement or the Disclosure Schedule.

    3.26	Relationships With Related Persons.  Except as set forth in the
Disclosure Schedule, neither Shareholders nor any Related Person of Shareholders nor Diamond has, or since the first day of the next to last completed fiscal year of Diamond has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Diamond's businesses. Except as set forth in the Disclosure Schedule, no Shareholder or any Related Person of Shareholders or of Diamond is, or since the first day of the next to last completed fiscal year of Diamond has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Diamond, or (ii) engaged in competition with Diamond with respect to any line of the products or services of Diamond in any market presently served by Diamond. Except as disclosed in the Disclosure Schedule, no Shareholder or any Related Person of Shareholders or of Diamond is a party to any Contract with, or has any claim or right against, Diamond.

                              ARTICLE IV

	    REPRESENTATIONS AND WARRANTIES OF AMG, MERGER SUB AND TULSAT

    AMG, Merger Sub and TULSAT hereby jointly and severally represent and warrant to Diamond and Shareholders as follows:

    4.1	Organization and Standing.  Each of AMG, Merger Sub and TULSAT is a
corporation duly organized and existing under, and by virtue of, the laws of the respective states of their incorporation and is in good standing under such laws. Each of AMG, Merger Sub and TULSAT has the requisite corporate power and authority to own, operate and lease its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Each of AMG, Merger Sub and TULSAT is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where the nature of its business conducted or the character of its properties owned or leased makes such qualification, licensing or domestication necessary at this time except in those jurisdictions where the failure to be so qualified or licensed and in good standing does not and will not have a Material Adverse Effect on AMG, Merger Sub and TULSAT taken as a whole, the conduct of their business, their financial condition, or the ownership or operation of their properties.

    4.2	Corporate Power.

       (a) Each of AMG, Merger Sub and TULSAT has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by AMG, Merger Sub and TULSAT and the consummation by Diamond of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of AMG, Merger Sub and TULSAT. This Agreement has been duly executed and delivered by AMG, Merger Sub and TULSAT and constitutes the legal, valid and binding obligation of AMG, Merger Sub and TULSAT, enforceable against AMG, Merger Sub and TULSAT in accordance with its terms.

       (b)	Neither the execution and delivery of this Agreement by AMG,
    Merger Sub and TULSAT nor the consummation of the Contemplated Transactions to be performed by AMG, Merger Sub and TULSAT will (i) violate or conflict with any provision of the Organizational Documents as currently in effect, of AMG, Merger Sub and TULSAT or (ii) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any Governmental Authority, other regulatory or self-regulatory body or association or arbitrator binding upon AMG, Merger Sub and TULSAT or any of their properties, except where such violations or conflicts would not in the aggregate have a Material Adverse Effect on the business, properties, financial condition or results of operations of AMG, Merger Sub and TULSAT or on the ability of AMG, Merger Sub and TULSAT to consummate the Contemplated Transactions, and except for violations that will be cured, waived or terminated prior to the Effective Time of the Merger.

       (c)	Neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions to be performed by AMG, Merger Sub and TULSAT will result in a breach of or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which either AMG or TULSAT is a party or by which AMG, Merger Sub and TULSAT or any of their properties if bound or affected, or pursuant to which either AMG or TULSAT has guaranteed the indebtedness or preferred stock of any Person, or (ii) any Contract or instrument to which either AMG or TULSAT is a party or by which AMG, Merger Sub and TULSAT or any of their properties is bound or affected, except for any such breaches, defaults, rights, losses or penalties that do not have a Material Adverse Effect on the business, properties, financial condition or results of operations of either AMG or TULSAT or on the ability of either AMG or TULSAT to consummate the Contemplated Transactions, or with respect to which the Consents, listed on the Disclosure Schedule attached hereto will be obtained prior to the Effective Time of the Merger.



       (d)	AMG, Merger Sub and TULSAT have made or obtained each
    registration, filing, submission, license, permit, certificate, determination or governmental approval necessary to enable them to carry on their business, except for those which the failure to have does not have a Material Adverse Effect on the business, properties, financial condition or results of operations of either AMG or TULSAT. All such registrations, filings and submissions with any Governmental Authority relating to the operations of AMG, Merger Sub and TULSAT were in material compliance with applicable law when filed, and no material deficiencies have been asserted by any such authority with respect to such registrations, filings or submissions.

    4.3 Subsidiaries. AMG has no Subsidiaries other than TULSAT and Merger Sub. AMG does not own, directly or indirectly, shares of stock or other interests in any other corporation, association, joint venture, or business organization except for a 27% interest that AMG acquired in Ventures Education Systems Corporation, a New York corporation. TULSAT has no Subsidiaries.

    4.4	Capitalization.  The authorized capital stock of AMG consists solely of 10,000,000 shares of AMG Common Stock, par value $.01 per share, of which a total of 9,720,846 shares were outstanding on November 22, 1999, and 1,000,000 shares of AMG preferred stock, par value $1.00 per share, of which 200,000 shares of its Series A 5% Cumulative Convertible Preferred Stock and 300,000 shares of its Series B 7% Cumulative Preferred Stock were outstanding on November 22, 1999. The issued and outstanding shares of AMG common stock and preferred stock are and, upon consummation of the Contemplated Transactions, the issued AMG Preferred Stock will be, fully paid and nonassessable. Except as disclosed in the Disclosure Materials or the Disclosure Schedule, there are no outstanding options, warrants or other rights, including preemptive rights, entitling the holder thereof to purchase or acquire shares of the AMG capital stock.

    4.5	Authorization.

       (a)	All corporate action on the part of AMG, Merger Sub and
    TULSAT, and their respective officers, directors, and shareholders necessary for the sale and issuance of AMG Securities pursuant thereto and the performance of AMG's and TULSAT's obligations hereunder has been taken or will be taken prior to the Closing.  This Agreement has been duly executed and delivered on behalf of AMG, Merger Sub and TULSAT and is a legal, valid and binding obligation of AMG, Merger Sub and TULSAT, enforceable against AMG, Merger Sub and TULSAT in accordance with its terms.  The execution, delivery and performance by AMG, Merger Sub and
    TULSAT of this Agreement does not require the Consent of any Person, and does not require any action by or in respect of any filing with, or the consent, approval or authorization of, any Governmental Authority, except
	   those consents, approvals or authorizations that have been obtained, and do not violate any provision of any applicable law or regulation or any judgment, decree or order to which either AMG or TULSAT is subject.

       (b)	The AMG Securities, when issued in compliance with the
    provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any Encumbrances; provided, however, that such securities will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

       (c)	No shareholder of AMG has any right of first refusal or any
    preemptive rights in connection with the issuance of AMG Securities or of any other capital stock of AMG.

    4.6	Disclosure Materials.  AMG has provided to Shareholders a copy of the
Disclosure Materials pursuant to this Agreement. Each of the Disclosure Materials, on the date of filing thereof with the SEC, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

    4.7	Compliance With Other Instruments.  None of AMG, Merger Sub nor
TULSAT is in violation of any terms of its Organizational Documents, or in any material respect of any mortgage, indenture, contract, agreement, instrument, or, to the knowledge of AMG, Merger Sub and TULSAT, any Order of Legal Requirement applicable to it. The execution, delivery, and performance by AMG, Merger Sub and TULSAT of this Agreement, and the issuance of the AMG Securities pursuant hereto, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration of maturity of any loan or material obligation to which AMG or TULSAT is a party or by which it is bound or with respect to which it is an obligor or guarantor, or result in the creation or imposition of any material Encumbrance of any kind whatsoever upon, or, to the knowledge of AMG, Merger Sub and TULSAT, give to any other Person any interest or right (including any right of termination or cancellation) in or with respect to any of the material properties, assets, business or agreements of AMG or TULSAT.

    4.8	Consents and Approvals.  No Consent, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to AMG or TULSAT in connection with the execution and delivery of this Agreement by AMG, Merger Sub and TULSAT or the consummation by AMG of the Contemplated Transactions, except for the following: (a) any such Consent, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on AMG, Merger Sub and TULSAT taken as a whole; (b) such other compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the Contemplated Transactions and the obtaining from the SEC of such orders as may be so required; (c) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; and (d) such filings and approvals as may be required by any pre-merger notification, securities, corporate or other law, rule or regulation. No Third-Party Consent is required by or with respect to AMG or TULSAT in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, except for any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on AMG, Merger Sub and TULSAT taken as a whole.

    4.9	Untrue Statements.  The Disclosure Materials, at the respective dates thereof, did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading.

    4.10 Securities Registration and Filings. The outstanding shares of AMG's Common Stock are registered pursuant to Section 12(g) of the Exchange Act. AMG has timely filed all reports required by Section 13 or 15(d) of the Exchange Act from September 30, 1999, through the date hereof. All of such reports were, at the time they were filed, complete and accurate in all material respects and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    4.11	Litigation.  There is no litigation, proceeding or investigation pending or, to the knowledge of AMG, Merger Sub and TULSAT, threatened or investigation pending against or affecting AMG, Merger Sub and TULSAT that is reasonably likely to have a Material Adverse Effect on AMG or TULSAT or that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by AMG, Merger Sub and TULSAT in connection with the Contemplated Transactions. Except as set forth in the Disclosure Schedule, None of AMG, Merger Sub nor TULSAT is subject to any outstanding Order.

    4.12	Brokers.  No broker, finder, investment banker or other Person is or will be, in connection with the Contemplated Transactions, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of AMG or TULSAT and for which Shareholders shall have any obligations or liability.

    4.13	Absence of Certain Changes or Events.  To the knowledge of AMG,
Merger Sub and TULSAT, since June 30, 1999, none of AMG, Merger Sub nor TULSAT has suffered any Material Adverse Effect.

    4.14	Compliance with Laws.  Except as described in the Disclosure
Schedule:

       (a)	AMG, Merger Sub and TULSAT are in compliance in all material respects with all Legal Requirements applicable to any of their properties or assets and/or the ownership, operation and use thereof, and None of AMG, Merger Sub nor TULSAT has received notice of any noncompliance or alleged noncompliance with any Legal Requirement relating or applicable to any of their properties or assets or to the operation of their business, the existence or enforcement of which would have a Material Adverse Effect on AMG's or TULSAT's ability to operate them on the same basis as currently conducted and operated or which would require the payment of material refunds, fines, penalties or restitution in respect of matters occurring prior to the Effective Time of the Merger, including, without limitation, any Legal Requirement relating to (i) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions or working conditions, (ii) air, water, noise, odor or solid or liquid waste (including the generation, treatment, storage, disposal or transportation thereof), (iii) health and safety, (iv) zoning, (v) the production, processing, advertising, sales or warranty of products or services of its business or (vi) trade or antitrust regulations.

       (b)	Without limiting the generality of the foregoing, except as
    otherwise set forth in the Disclosure Schedule, (i) the properties, assets and operations of AMG, Merger Sub and TULSAT are in compliance in all material respects with all applicable Legal Requirements relating to public and worker health and safety (collectively, "Worker Safety Laws") and Environmental Laws, except for any violation that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on AMG, Merger Sub and TULSAT; and (ii) with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, as of the date hereof and at the Effective Time of the Merger, there are no past, present or, to the Knowledge of AMG, Merger Sub and TULSAT, reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of AMG, Merger Sub and TULSAT that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on AMG, Merger Sub and TULSAT.

       (c)(i) To the knowledge of AMG, Merger Sub and TULSAT, none of AMG, Merger Sub nor TULSAT has caused or permitted any property, assets, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on AMG, Merger Sub and TULSAT; (ii) none of AMG, Merger Sub nor TULSAT has reported to any Governmental Authority any material violation of an Environmental Law or any Release, discharge or emission of any Hazardous Materials, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on AMG, Merger Sub and TULSAT, and (iii) as of the date hereof and at the Effective Time of the Merger, none of AMG, Merger Sub nor TULSAT has any knowledge of any pending, threatened or reasonably anticipated claims or liabilities under CERCLA, 42 U.S.C. sec. 9601 et seq., RCRA, 42 U.S.C. sec. 6901 et seq., or equivalent state law provisions and no knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR sec. 300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

    4.15	Disclosure.

       (a)	No representation or warranty of AMG or TULSAT in this
    Agreement is false or misleading in any material respect and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.


       (b)	There is no fact known to either AMG or TULSAT that has
    specific application to either AMG or TULSAT (other than general economic or industry conditions) and that materially adversely affects or materially threatens, the assets, business, prospects, financial condition, or results of operations of either AMG or TULSAT that has not been set forth in this Agreement or the Disclosure Schedule.

    4.16	Tax Treatment.  None of AMG, Merger Sub nor TULSAT has taken, agreed or failed to take, or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

                            ARTICLE V

                            COVENANTS

    5.1	Certificate of Designation.  Prior to the Closing, AMG shall take all such reasonable actions as may be required or appropriate to approve the certificate of designation in the form attached hereto as Exhibit A, thereby creating, designating and authorizing the issuance of the AMG Preferred Stock to be issued in connection with the Closing.

    5.2	Expenses.  All legal, accounting and other fees and expenses incurred by Shareholders and/or Diamond in connection with this Agreement and the transactions contemplated herein shall be paid by Shareholders. AMG shall bear its own and those of TULSAT expenses incurred in connection with this Agreement and the transactions contemplated herein.

    5.3 Further Assurances. Each of the parties hereto shall execute such further documents, agreements, certificates and other instruments and take such further actions as may be reasonably necessary or appropriate to carry out the provisions hereof and the transactions provided for herein.

    5.4	Public Announcement.  Prior to the Closing, Diamond, Shareholders and
AMG shall consult with each other before they or TULSAT issues any press release or otherwise makes any public statements with respect to the Contemplated Transactions none of such parties shall issue any press release or make any such public statement prior to (a) obtaining the approval of the other party or (b) setting the stated value of the AMG Preferred Stock pursuant to Section 2.5(d) hereof; provided, however, that such approval shall not be required where such release or announcement is required by applicable law; and provided further, that either Shareholders, Diamond or AMG may respond to inquiries by the press or others regarding the Contemplated Transactions, so long as such responses are consistent with such party's previously issued press releases.

    5.5	Conduct of Business by Diamond Pending Closing.  From the date of this Agreement until Closing, Diamond will conduct its business only in the ordinary and usual course consistent with past practices to maintain Diamond's value, customers, reputation and goodwill. In addition, and without limiting the breadth or force of the foregoing covenant, Diamond agrees that prior to
Closing:

       (a)	Except as provided in the Disclosure Schedule or elsewhere in this Agreement, Diamond will not (i) amend its certificate of incorporation or bylaws; (ii) split, combine or reclassify any of its outstanding capital stock or equity interests; (iii) declare, set aside or pay any dividends or other distributions (whether payable in cash, property or securities) with respect to its capital stock or equity interests; (iv) issue, sell or agree to issue or sell any securities, including its capital stock, any rights, options or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock or equity interests; (v) purchase, cancel, retire, redeem or otherwise acquire any of its outstanding capital stock or other securities or equity interests; (vi) merge or consolidate with, or transfer all or a substantial portion of its assets to, another corporation or other business entity; (vii) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

       (b)	Diamond will not change its method of accounting for the
    assets, liabilities, income and expense of Diamond from the method used to generate the Diamond Financial Statements and Interim Financial Statements.

       (c)	Diamond will not (i) acquire any corporation, partnership or other business entity or any interest therein; (ii) sell, lease or sublease, transfer, farmout or otherwise dispose of or mortgage, pledge or otherwise encumber any of its properties or other assets; (iii) sell, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any securities of any other Person; (iv) make any material loans, advances or capital contributions to, or investments in, any Person; (v) enter into any material agreement or any other agreement not terminable by any of the Diamond upon notice of 30 days or less and without penalty or other obligation; or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

       (d)	Except as provided in the Disclosure Schedule, Diamond will
    not (i) permit to be outstanding at any time indebtedness for borrowed money in excess of $10,000 in the aggregate; (ii) incur any indebtedness for borrowed money; (iii) assume, endorse (other than endorsements of negotiable instruments in the ordinary course of business), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the liabilities or obligations of any Person; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

       (e)	Diamond will not (i) enter into or otherwise become liable or obligated under or pursuant to (A) any employee benefit, pension or other plan (whether or nor subject to ERISA), (B) any other stock option, stock purchase, incentive or deferred compensation plans or arrangements or other Diamond Plan, or (C) any consulting, employment, severance, termination or similar agreement with any Person, or amend or extend any such plan, arrangement or agreement; (ii) except for payments made pursuant to any Diamond Employee Benefit Plan or any plan, agreement or arrangement described in the Disclosure Schedule, grant, or otherwise become liable for or obligated to pay, any severance or termination payments, bonuses (other than as provided in the Disclosure Schedule) or increases in compensation or benefits to, or forgive any indebtedness of, any employee or consultant; or (iii) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

       (f)	Diamond will neither dispose of any material amount of assets nor create, incur, assume or permit to exist any Encumbrance on any of its assets except as set forth in the Disclosure Schedule.

       (g)	Diamond will (i) pay all Taxes, assessments and other
    governmental charges imposed upon any of its assets or with respect to their franchises, business or assets before any penalty or interest accrues thereon (except that Shareholders shall pay any federal and state income Taxes incurred by virtue of the business, results, operations and affairs of Diamond); (ii) pay all claims (including claims for labor, services, materials and supplies) that have become due and payable and which by law have or may become a lien upon any of their assets prior to the time when any penalty or fine shall be incurred with respect thereto or any such lien shall be imposed thereon; and (iii) comply in all material respects with the requirements of all applicable Legal Requirements, obtain or take all Governmental Actions necessary in the operation of their businesses, and comply with and enforce the provisions of all Diamond material Contracts.

       (h)	Diamond will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its performance under this Agreement.

       (i)	Diamond will not engage in any practice, take any action or
    permit by inaction any of its representations and warranties contained in this Agreement to become untrue.

    5.6	Lease Agreement.  Effective as of the Closing, Diamond will enter into a lease agreement with Shareholders covering the real property and improvements currently used by Diamond as its headquarters. The lease shall be for a period of five (5) years at a rental of Nine- Hundred Dollars ($900) per month and shall be in the form attached hereto as Exhibit C.

    5.7	Distribution of Subsidiaries.  Prior to Closing it is agreed that the assets and the liabilities identified in the Disclosure Schedule, shall be distributed and assigned to Shareholders. Shareholders shall thereby assume, and hold AMG, Merger Sub and TULSAT harmless from, any and all liabilities, commitments, obligations, duties, claims, charges, duties, losses, and other claims to which Diamond, TULSAT or AMG may become subject by virtue of such dividend occurring at any time, whether before or after the transfer and assignment of the ownership of such assets and liabilities to Shareholders.

    5.8 Access and Investigation. Diamond and its Representatives will, (a) afford AMG and its Representatives and prospective lenders and their Representatives (collectively, "AMG Advisors") full and free access to Diamond personnel, equipment, properties, contracts, books and records, and other documents and data, (b) furnish AMG and AMG Advisors with copies of all such contracts, books and records, and other existing documents and data as AMG may reasonably request, and (c) furnish AMG and AMG Advisors with such additional financial, operating, and other data and information as AMG may reasonably request.

    5.9	Negative Covenant.  Except as otherwise expressly permitted by this
Agreement, neither Diamond nor either of Shareholders will, without the prior written consent of AMG, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.13 is likely to occur.

    5.10	Required Approvals.  As promptly as practicable after the date of this Agreement, Diamond and Shareholders will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Shareholders and Diamond will cooperate with AMG, Merger Sub and TULSAT with respect to all filings that AMG elects to make or is required by Legal Requirements to make in connection with the Contemplated Transaction.

    5.11	Notification.  The parties will promptly notify each other in writing if any of them becomes aware of any fact or condition that causes or constitutes a Breach of any of their respective representations and warranties as of the date of this Agreement, or if any of them becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any party become aware of any such fact or condition requiring any change in the
Disclosure Schedule if the Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, such party will promptly deliver to the other party a supplement to the Disclosure Schedule specifying such change.  During the same period, each party will promptly notify the other parties of the occurrence of any Breach of any covenant in this Article V or of the occurrence of any event that may make the satisfaction of the conditions in
Articles VI or VII impossible or unlikely.

    5.12	No Negotiation.  Until such time, if any, as this Agreement is terminated pursuant to Article IX, neither Diamond nor any of Shareholders will, nor any of their respective Representatives, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than AMG) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of Diamond, or any of the capital stock of AMG, or any merger, consolidation, business combination, or similar transaction involving Diamond.

    5.13	Best Efforts.  Diamond, Shareholders, AMG, Merger Sub and TULSAT will use  their Best Efforts to cause the conditions in Articles VI, VII and VIII to the respective obligations of the other parties to be satisfied.

    5.14	Approval of Merger.  Each of Shareholders agrees that he or she will sign consents to action in lieu of a special meeting of the shareholders of
Diamond or take any other action as may be appropriate to approve the Merger in accordance with the provisions of Nebraska Law.

    5.15	Use of Lee Enterprise Name.  Shareholders and Diamond understand and agree that pursuant to the Merger, AMG, Merger Sub and TULSAT will acquire the proprietary right to the name "Lee Enterprise."  It is the current intent of the
Surviving Corporation to operate the business of Diamond after the Merger as a division of the Surviving Corporation, using such name or a name similar thereto.  Each of Shareholders agrees he or she will not use the name "Lee
Enterprise" or any name deceptively similar thereto or any related Intellectual
Property in the conduct of any business comparable, or similar to the current business of Diamond and TULSAT or in any other manner which might create confusion in the minds of the customers or potential customers of TULSAT, the
Surviving Corporation or AMG of the identity, ownership or operations of any such business.

    5.16	Cooperation of Management Pending Merger.  Diamond and Shareholders
covenant and agree that between the date hereof and the Effective Time of the
Merger, Diamond's management will cooperate with AMG, Merger Sub and TULSAT and endeavor to help persons designated by AMG to become familiar with Diamond's business, its operations, properties, business prospects, needs, employees and any other matters pertaining to AMG's business and operations.

    5.17	Increase in Authorized Common Stock.  AMG covenants that as soon as reasonably practicable after the Closing (expected to be at its annual meeting of shareholders which it contemplates holding in February or March of 2000), it shall propose to its shareholders approval of an amendment to AMG's certificate of incorporation increasing the number of authorized shares of AMG Common Stock to an amount which is at least sufficient to have available the full number of shares of AMG Common Stock that would be issuable upon a conversion in full of all of the outstanding shares of AMG Preferred Stock.  Thereafter, AMG shall at all times reserve and keep available out of its authorized AMG Common Stock the full number of shares of AMG Common Stock deliverable upon the conversion of all outstanding shares of AMG Preferred Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and nonassessable shares of AMG Common Stock upon conversion of AMG
Preferred Stock. In the event that the certificate of incorporation of AMG has not been amended as contemplated hereby by the first anniversary of the date of the Closing, AMG shall pay to the Shareholders cash in the amount of 20% of the aggregate stated value of the Preferred Stock then held by them respectively.
In the event that the certificate of incorporation of AMG has not been amended as contemplated hereby by the second anniversary of the date of the Closing, AMG shall pay to the Shareholders cash in the amount of 20% In the event that the certificate of incorporation of AMG has not been amended as contemplated hereby by the third anniversary of the date of the Closing, AMG will offer to repurchase from Shareholders all of the issued and outstanding shares of AMG
Preferred Stock then held by them at a price of 120% of the stated value thereof, which Shareholders may accept in their sole discretion.

    5.18     Loans.     Following the Effective Time of the Merger, AMG and
the Surviving Corporation shall use reasonable efforts to have the Shareholders released from the personal guarantees of the Diamond promissory notes set forth in the Disclosure Schedule. In the event that AMG or the Surviving Corporation cannot obtain releases of any such guarantees on or prior to ninety (90) days subsequent to the Effective Time of the Merger, AMG or the Surviving Corporation shall pay off or otherwise refinance or retire such indebtedness.

    5.19	Conveyance of Record Title to Property.	Prior to Closing, the
Shareholders will convey to Diamond record title to the real property and improvements in which certain inventory is kept.

                                ARTICLE VI

                                CONDITIONS

    Notwithstanding any other provision of this Agreement, the obligation of each of the parties to consummate the Contemplated Transactions shall be subject to the fulfillment, prior to or at the Effective Time of the Merger, of each of the following conditions precedent, any one of which may be waived by such entity:

    6.1	Consents and Approvals.  All approvals of, and consents by, all
Governmental Authorities and other persons, and all permits by and all filings with and submissions to all such Governmental Authorities and other persons as may be required for the consummation of the Contemplated Transactions, shall have been obtained or made and reasonably satisfactory evidence thereof shall have been received.

    6.2 Certain Actions, etc. There shall not have been instituted and be continuing or threatened against any of the parties hereto or any of their respective directors or officers any action, suit or proceeding by or before any Governmental Authority that would (i) restrain, prohibit or invalidate, or result in the payment of substantial damages in respect of, the Merger or any other Contemplated Transaction, (ii) impose or confirm material limitations on the ability of AMG effectively to exercise full rights of ownership of the shares of capital stock of TULSAT or Diamond or (iii) prohibit any of the parties' ownership or operation of all or a material portion of such party's business, properties or assets, or compel AMG or TULSAT to dispose of or hold separate all or a material portion of Diamond's business, properties or assets.

                             ARTICLE VII

       CONDITIONS PRECEDENT TO OBLIGATIONS OF AMG, MERGER SUB
                              AND TULSAT

    Notwithstanding any other provision of this Agreement, the obligation of AMG, Merger Sub and TULSAT to consummate the Contemplated Transaction shall be subject to the fulfillment, prior to or at the Effective Time of the Merger, of each of the following conditions precedent, any one of which may be waived by AMG.

    7.1	Accuracy of Representations and Warranties.  The representations and warranties of Diamond and Shareholders set forth in Article II shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time of the Merger with the same effect as though such representations and warranties had been made at and as of the Effective Time of the Merger except for such changes with respect thereto which are contemplated by this Agreement or the passage of time.

    7.2 Performance of Covenants, Agreements and Conditions. Diamond and each of Shareholders shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by each of them at or prior to the Effective Time of the Merger.

    7.3	Certificates, Etc.  AMG, Merger Sub and TULSAT shall have received
(i) a certificate, dated the date of the Effective Time of the Merger and signed by the President of Diamond, and by each of Shareholders to the effect set forth in Sections 7.1, 7.2 and 7.5 and (ii) such other certificates, instruments and documents as shall be reasonably requested by AMG for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

    7.4	Employment and Noncompete Agreements.  TULSAT shall have entered into an employment and noncompete agreement in the form of Exhibit D to this Agreement with Randy L. Weideman and a noncompete agreement in the form of Exhibit E to this Agreement with Deborah R. Weideman.

    7.5	No Material Adverse Change.  Since the date of this Agreement, there shall have been no event or occurrence which has had or reasonably could be expected to have a Material Adverse Effect on the business, properties, financial condition or results of operations of Diamond or on the ability of Diamond or any of Shareholders to consummate the Contemplated Transactions.

    7.6	Deed to Property.  Shareholders shall have conveyed record title to the property in which certain inventory is stored as contemplated by Section
5.19.

                                ARTICLE VIII

                          CONDITIONS PRECEDENT TO
                  OBLIGATIONS OF DIAMOND AND SHAREHOLDERS

    Notwithstanding any other provision of this Agreement, the obligations of Diamond and Shareholders to consummate the Contemplated Transactions shall be subject to the fulfillment, prior to or at the Effective Time of the Merger, of each of the following conditions precedent, any one of which may be waived by Diamond.

    8.1	Accuracy of Representations and Warranties.  The representations and warranties of AMG, Merger Sub and TULSAT set forth in Article III shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time of the Merger with the same effect as though such representations and warranties had been made at and as of the Effective Time of the Merger except for such changes with respect thereto which are contemplated by this Agreement or the passage of time.

    8.2	Performance of Covenants, Agreements and Conditions.  AMG, Merger
Sub and TULSAT shall have duly performed, complied with and satisfied all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by them, at or prior to the Effective Time of the Merger.

    8.3	Officers' Certificates Etc.  Diamond and Shareholders shall have received (i) certificates, dated the date of the Effective Time of the Merger and signed by the President or any Vice President of AMG, Merger Sub and TULSAT, to the effect set forth in Sections 8.1, 8.2 and 8.5, insofar as such Sections relate to AMG, Merger Sub and TULSAT and (ii) such other certificates, instruments and documents as shall be reasonably requested by Diamond and Shareholders for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

    8.4	Authorization of AMG Securities.  The Board of Directors of AMG
shall have taken all necessary corporate action to provide for the issuance and reservation of such number of shares and principal amounts of AMG Preferred Stock and AMG Promissory Note as may be required to carry out the terms of this Agreement.

    8.5	No Material Adverse Change.  Since the date of this Agreement, there shall have been no event or occurrence which has had or reasonably could be expected to have a Material Adverse Effect on the business, properties, financial condition or results of operations of AMG, Merger Sub and TULSAT taken as a whole or on the ability of AMG, Merger Sub and TULSAT to consummate the Contemplated Transactions.

                               ARTICLE IX

                 TERMINATION, AMENDMENTS AND WAIVER

    9.1	Termination.  This Agreement may be terminated at any time prior to the Effective Time of the Merger:

       (a)	by mutual written consent of AMG and Diamond; or

       (b)	by either AMG or Diamond if the Merger shall not have been
    consummated on or before December 31, 1999 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time); or

       (c) 	by either AMG or Diamond, if any Governmental Authority shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate shall have used its Best Efforts to appeal such order, decree, ruling or other action; or

       (d)	by AMG, if Diamond or either of Shareholders has failed to
    perform in any respect any of its obligations required to be performed by it under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a Breach of this Agreement by AMG or TULSAT, except where such failure or failures would not in the aggregate have a Material Adverse Effect on the business, properties, financial condition or results of operations of Diamond, AMI or TULSAT on the ability of any party hereto to consummate the Contemplated Transactions; or

      (e) 	by Diamond, if AMG or TULSAT shall have failed to perform in any respect any of its obligations required to be performed by it under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a Breach of this Agreement by Diamond or either of Shareholders, except where such failure or failures would not in the aggregate have a Material Adverse Effect on the business, properties, financial condition or results of operations of Diamond or on the ability of Diamond to consummate the Contemplated Transactions.

    9.2	Effect of Termination.  If either AMG or Diamond terminates this
Agreement as provided in the foregoing Section, this Agreement will forthwith become void, and there will be no liability or obligation on the part of AMG, TULSAT, Diamond or Shareholders or their respective officers or directors except as set forth in Sections 5.2 (relating to expenses and fees), 3.09 and 4.12 (relating to brokers or finders), and 13.1 (relating to confidentiality), and except to the extent that such termination results from the willful Breach by a party of any of its representations, warranties or agreements in this Agreement.

    9.3	Amendment.  This Agreement may be amended by the parties hereto, by action taken by the respective Boards of Directors of AMG and Diamond at any time prior to Closing. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    9.4	Waiver.  Any term or provision of this Agreement may be waived in writing at any time by AMG, if it or TULSAT is entitled to the benefits thereof, or by Diamond, if it or either of Shareholders is entitled to the benefits thereof.

                                  ARTICLE X

                              OTHER AGREEMENTS

   10.1	Additional Agreements.  Subject to this Agreement, each of the parties agrees to use its Best Efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions. If at any time after the Effective Time of the Merger any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation that is a party to this Agreement will take all such necessary action.

   10.2	Available Remedies.  Each party expressly agrees that, consistent with its intention and agreement to be bound by the terms of this Agreement and to consummate the Contemplated Transactions, subject only to the performance or satisfaction of conditions precedent, the remedy of specific performance shall be available to a non-breaching and non-defaulting party to enforce performance of this Agreement by a breaching or defaulting party, including, without limitation, to require the consummation of the Closing.

                               ARTICLE XI

                    SURVIVAL OF REPRESENTATIONS AND
                 WARRANTIES; INDEMNIFICATION; REMEDIES

    11.1	Survival; Right to Indemnification Not Affected by Knowledge.  All
representations, warranties and covenants contained in Articles III and IV and Sections 5.5, 5.9 and 5.11, the Disclosure Schedule, and the supplements to the Disclosure Schedule, the certificates delivered pursuant to Sections 7.3 and
8.3, and any other certificate or document delivered pursuant to this Agreement will survive the Effective Time of the Merger for a period of one (1) year. All other covenants and agreements contemplated by this Agreement will survive the Effective Time of the Merger in accordance with their respective terms. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on any failure of performance of or compliance with any covenant or obligation, for purposes of Article VII or VIII will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations
unless specifically so provided in such waiver.   Any party hereto with actual
knowledge at the time of Closing of any facts or occurrences clearly constituting a breach of any representation, warranty or covenant of another party hereto with respect to which it is expected that a claim against such other party for indemnification hereunder will be submitted after Closing shall notify such other party of such facts or occurrences prior to Closing; provided, however, that any inadvertent or unintentional failure to provide such notice prior to Closing shall not prevent any claim for indemnification hereunder unless such other party is materially prejudiced thereby.

    11.2	Indemnification and Payment of Damages by Shareholders.
Shareholders, jointly and severally, will indemnify and hold harmless AMG, TULSAT, and their respective Representatives, stockholders, controlling persons, and Related Persons (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

       (a)	any Breach of any representation or warranty made by Diamond or Shareholders in this Agreement (without giving effect to any supplement to the Disclosure Schedule), the Disclosure Schedule, the supplements to the Disclosure Schedule, or any other certificate or document delivered by Shareholders or Diamond pursuant to this Agreement;

       (b)	any Breach of any representation or warranty made by the
    Diamond or Shareholders in this Agreement as if such representation or warranty were made on and as of the Effective Time of the Merger without giving effect to any supplement to the Disclosure Schedule, other than any such Breach that is disclosed in a supplement to the Disclosure Schedule and is expressly identified in the certificate delivered pursuant to
    Section 7.3; or

       (c)	any Breach by any Shareholder or Diamond of any covenant or
    obligation of Shareholder or Diamond under this Agreement.

The procedure described in Section 11.5 will apply to any claim solely for monetary Damages relating to a matter covered by this Section 11.2. The remedies provided in this Article XI will the exclusive remedy of any party hereto for any breach of or failure of performance required hereunder by any other party hereto; provided, however, that any right or remedy of a party hereto by reason of the fraud or intentional Breach of any other party hereto shall not be so limited.

    11.3	Indemnification and Payment of Damages by AMG.  AMG and TULSAT,
jointly and severally, will indemnify and hold harmless Shareholders and their Representatives ("Indemnified Persons"), and will pay to Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

       (a)	any Breach of any representation or warranty made by AMG,
    Merger Sub or TULSAT in this Agreement or in any certificate or document delivered by AMG, Merger Sub or TULSAT pursuant to this Agreement; or

       (b)	any Breach by AMG, Merger Sub or TULSAT of any covenant or
    obligation of AMG, Merger Sub or TULSAT in this Agreement.

    11.4	Right of Set-Off.  Upon at least 30 days' notice to Shareholders specifying in reasonable detail the basis for such set-off, AMG may set off any amount to which it or TULSAT may be entitled under this Article XI against
amounts otherwise payable under the Promissory Note.   Neither the exercise of
nor the failure to exercise such right of set-off will constitute an election of remedies or limit AMG in any manner in the enforcement of any other remedies that may be available to it.

    11.5	Procedure for Indemnification-Third Party Claims.

       (a)	Promptly after receipt by an Indemnified Person under Section
    11.2 or Section 11.3, of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against an indemnifying Person under such Section, give notice to the indemnifying Person of the commencement of such claim, but the failure to notify the indemnifying Person will not relieve the indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying Person demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

        (b)	If any Proceeding referred to in Section 11.5(a) is brought
    against an Indemnified Person and it gives notice to the indemnifying Person of the commencement of such Proceeding, the indemnifying Person will, unless the claim involves Taxes, be entitled to participate in such

    Proceeding and, to the extent that it wishes (unless (i) the indemnifying Person is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Person and, after notice from the indemnifying Person to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this
    Article XI for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying Person assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying Person without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying Person; and
    (ii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent.

       (c)	Notwithstanding the foregoing, if an Indemnified Person
    determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying Person, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying Person will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

	      (d)	The parties hereto hereby consent to the non-exclusive
    jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on any of the parties hereto with respect to such a claim anywhere in the world.

       11.6	Participation.  The Person not controlling the defense of a
Proceeding shall have the right to be represented by advisory counsel and accountants (at its own expense) in connection with any Proceeding, and shall be kept reasonably informed by the defending party of the status of such Proceeding at reasonable times at all stages thereof, whether or not such party is so represented. The indemnifying Person and Indemnified Persons agree to make available to each other, their counsel and accountants all information and documents reasonably available to them which relate to such action, suit or proceeding, and agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such Proceeding.

    11.7	Procedure for Indemnification-Other Claims.  A claim for
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

    11.8	Limitations.  Notwithstanding Shareholders' obligations under
Section 11.2, Shareholders shall have no liability until the aggregate liability of Shareholders exceeds Twenty-Five Thousand Dollars ($25,000) and in no event shall the aggregate liability of Shareholders exceed the Merger Consideration valued as of Closing. The amount of any liability of Shareholders under
Section 11.2 shall by computed net of any insurance proceeds received by the Surviving Corporation or AMG with respect to the matter out of which such liability arose. Each party agrees to use commercially reasonable efforts to mitigate any damage or expense resulting from any matter giving rise to liability under this Article XI.

    11.9	Sales Tax Claims.	Notwithstanding anything in this Article XI to the
contrary, it is agreed that Shareholders will indemnify AMG, Merger Sub and
TULSAT from any  expenses, claims, losses, damages or liabilities for sales taxes or use taxes for which Diamond may be liable for transactions consummated, services performed or other actions taken by or on behalf of Diamond prior to
the Closing Date.   The indemnity obligations of this Section 11.9 shall not be subject to the limitations set forth in Section 11.8.

    11.10	Action Subsequent to Closing.  AMG and TULSAT agree that subsequent to Closing, the Surviving Corporation may (a) enter into such tax agreements with the states where Diamond conducted trucking activities substantially in the form previously provided to AMG and TULSAT, (b) form a subsidiary to conduct its trucking activities, and (c) subject to the approval of AMG and TULSAT which will not be unreasonably withheld or delayed, take such other legally proper action as the Shareholders deem appropriate to reduce or minimize their potential liability under Section 11.9 hereof; provided, however, nothing contained in this Section shall impair the rights of AMG, the Surviving
Corporation and TULSAT, or the obligations of the Shareholders, under
Section 11.9.

                               ARTICLE XII

                          REGISTRATION RIGHTS

    12.1	Registration of Securities.  As used in this Agreement, the term
"Registration Securities" means (i) any and all of the shares of AMG Common Stock issued or issuable upon conversion of the AMG Preferred Stock issued to Shareholders as contemplated by this Agreement, and (ii) any other securities AMG may hereafter issue in exchange therefor or in respect thereof in the form of a stock split, dividend, reorganization, merger or similar event. As to any particular Registration Securities, once issued, such Registration Securities shall cease to be Registration Securities when (i) such securities have been registered under the Securities Act, in accordance with the terms of this Agreement, the registration statement in connection therewith has been declared effective, and such securities have been disposed of by Shareholders pursuant to such effective registration statement, (ii) such securities are distributed to the public pursuant to and in accordance with Rule 144 (or any similar provisions then in force under the Securities Act), (iii) such securities are otherwise transferred and AMG has delivered new certificates evidencing ownership and are not subject to legal or other restriction, (iv) such securities have ceased to be subject to restrictions on the public offer and sale thereof by virtue of the application of Rule 144(k) promulgated by the SEC pursuant to the Securities Act or (v) such securities have ceased to be outstanding.

    12.2	Demand Registration.  In case AMG shall receive, on or after
November 1, 2000, from a Shareholder a written request for AMG to effect a registration under the Securities Act with respect to not less than 33_% of the Registration Securities ("Demand Registration"), AMG shall:

       (a)	Promptly give written notice of the proposed registration,
    qualification or compliance to all other Shareholders of the Registration Securities; and

       (b)	As soon as practicable, use its best efforts to effect such
    registration (including, without limitation, appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registration Securities as are specified in such request, together with all or such portion of the Registration Securities of any Shareholder joining in such request as are specified in a written request received by AMG within 90 days after receipt of such written notice from AMG. AMG may include such additional shares of AMG's Common Stock for registration pursuant to the Demand Registration as AMG, in its sole discretion, may deem appropriate or desirable. AMG shall keep the Demand Registration continuously effective for a period of at least six months following the date of the effectiveness thereof. Shareholders shall agree to furnish AMG such information regarding the distribution of such Registration Securities as AMG may from time to time reasonably request in writing and such other information as may be legally required in connection with the Demand Registration. Shareholders may request up to three Demand Registrations pursuant to this Article XII.

    12.3	AMG's Obligations with Respect to Demand Registration.  To facilitate the sale of Registration Securities in accordance with the provisions of this
Agreement, AMG shall:

       (a)	supplement or make amendments to the Demand Registration, if required by the registration form utilized by AMG for such Demand
Registration, the instructions applicable to such registration form, the Securities Act, or the rules and regulations promulgated by the SEC under the Securities Act;

       (b)	furnish to Shareholders copies in such numbers as may be
    reasonably requested by Shareholders of any such supplement or amendment prior to its being used or filed with the SEC;

       (c)	use reasonable efforts to register or qualify the Registration
    Securities under such other securities or "blue sky" laws of such jurisdictions in the United States as any Shareholder shall request (and maintain such registration and qualifications effective until all Registration Securities covered by the Demand Registration have been sold pursuant to the Demand Registration or are no longer outstanding) and do any and all other acts and things that may be necessary to enable AMG to consummate the disposition in such jurisdictions of the Registration Securities, provided however, that AMG shall in no event be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, conform the composition of its assets at the time to the securities or "blue sky" laws or such jurisdiction, execute or file any general consent to service of process under the laws of any jurisdiction, take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registration Securities, or subject itself to taxation in any jurisdiction where it has not heretofore done so; and

       (d)	otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and shall make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, commencing not later than the first day of the fiscal quarter next succeeding the effective date of such Demand Registration, which earnings statement will satisfy the provisions of
    Section 11(a) of the Securities Act.

    12.4	Piggy-Back Registration.

       (a)	If at any time or from time to time, AMG shall determine to
    register any of its securities, either of its own account or the account of a security holder, except for registration by AMG on Securities Act forms S-8 or S-4 or any successor registration forms (or their respective small business counterparts), AMG shall (i) promptly give each Shareholder notice thereof; and (ii) include in such registration (and any related qualification under "blue sky" laws or other compliance), and in any underwriting involved therein, all the Registration Securities specified in a written request or requests, made within 20 days after receipt of such written notice from AMG, by any Shareholder (said registration hereinafter referred to as "Piggy-Back Registration").

       (b)	The inclusion of the Registration Securities in any Piggy Back
    Registration shall not preclude the exercise by any Shareholder of his rights against AMG for any alleged breach of its obligation to file a Demand Registration under this Section 12.3 and 12.4.

       (c)	AMG shall use its best efforts to cause the managing
    underwriter or underwriters of a proposed underwritten offering to permit Shareholders to include such Registration Securities as they may propose in such offering on the same terms and conditions as any similar securities of AMG included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers a written opinion to Shareholders that the total amount or kind of securities which it and any other persons or entities intend to include in such offering would adversely affect the success of such offering (and it is otherwise reasonably impractical to cause the Piggy Back Registration to include a best efforts offering of the Registration Securities), then the amount of securities to be offered for the account of Shareholders shall be reduced pro rata with all other persons for whom securities are being registered to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or excluded in its entirety, as the case may be. In the event that the contemplated distribution does not involve an underwritten public offering, such determination that the inclusion of such Registration Securities shall adversely affect the success of the offering shall be made by AMG in its reasonable discretion.

    12.5	Public Information Requirements.  Regardless of whether AMG files a
Demand Registration or Piggy-Back Registration is available, AMG shall take such action on a timely basis as is necessary or appropriate to ensure that it has met the current public information requirements contained in paragraph (c) of
Rule 144 promulgated by the SEC pursuant to the Securities Act.

    12.6	Expenses of Registration.  AMG shall pay all costs and expenses incident to the performance of or compliance with this Article VII specifically including, without limitation, in connection with the Demand Registration and Piggy-Back Registration, all registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws, and fees and disbursements of counsel and special experts retained by AMG, but specifically excluding fees and expenses of counsel to any Shareholder incurred in connection with the Demand Registration or the Piggy-Back Registration and any commissions, underwriting discounts or other fees or charges payable strictly by virtue of the sale of the Registration Securities.

    12.7	Indemnification.

       (a)	AMG shall indemnify each Shareholder and each person
    controlling such Shareholder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance as been effected pursuant to this Article XII, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by AMG of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act, any state securities laws applicable to AMG in connection with any such registration, qualification or compliance, and AMG will reimburse each such Shareholder and each person controlling such Shareholder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that, the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or expense if such settlement is effected without the consent of AMG (which such consent shall not be unreasonably withheld), nor shall AMG be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to AMG by such Shareholder, controlling person or underwriter and stated to be specifically for use therein.

       (b)	Each Shareholder shall, if Registration Securities held by
    such Shareholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify AMG, each of its directors, officers and shareholders, each underwriter, if any, of the Registration Securities covered by such a registration statement, each person who controls AMG or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse AMG, such directors, officers, shareholders, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to AMG by such Shareholder and stated to be specifically for use therein; provided that, the indemnity agreement contained in this subsection (b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or expense if such settlement is effected without the consent of each Shareholder (which such consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of each Shareholder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares of Registration Securities sold by such Shareholder.

       (c)	Each party entitled to indemnification under this Section 12.7
    (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified

    Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 12.7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of
    each 	Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

       (d)	If the indemnification provided for in this Section 12.7 is
    held by a court of competent jurisdiction to be unavailable to an
    Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.
	   The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying
    Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

       (e)	The obligations of AMG and Shareholders under this
    Section 12.7 shall survive the completion of any offering of the Registration Securities in a registration statement under this Article XII, and otherwise.


                             ARTICLE XIII

                          GENERAL PROVISIONS


    13.1	Confidentiality.  Between the date of this Agreement and the
Effective Time of the Merger, AMG, TULSAT, Diamond and Shareholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of AMG, TULSAT, Diamond and Shareholders to maintain in confidence, the confidential and proprietary information originally furnished by another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such confidential or proprietary information as the other party may reasonably request.

    13.2	Arbitration.

       (a)	The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement or any agreement entered into pursuant to this Agreement promptly by negotiation between persons who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (a) a statement of each party's position and a summary of arguments supporting that position, and (b) if the party is a company, the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 30 days after delivery of the disputing party's notice, the both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

       (b)	Any dispute arising out of or relating to this Agreement or
    any agreement entered into pursuant to this Agreement or the breach, termination or validity thereof which has not been resolved by negotiation as provided herein within 45 days of the disputing party's notice, or if the parties failed to meet, shall be settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by a sole arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Tulsa, Oklahoma, unless otherwise agreed to by the parties hereto. The arbitrator is not empowered to award consequential, indirect, special, punitive, or exemplary damages, and each party hereby irrevocably waives such damages.

       (c)	Notwithstanding anything in this section to the contrary, this section shall not apply in the event any claim, suit, demand, or proceeding (collectively, a "Claim") is asserted in a court of law against one or all parties hereto by a third party and any party hereto asserts, in such legal proceedings, the provisions of this Agreement against the other either as a defense to such Claim or as a basis for indemnification
    against such Claim.   Each of the parties consents to the jurisdiction of
    any such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in this subparagraph (c) may be served on any party anywhere in the world.

    13.3	Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

For purposes of notice under this Agreement, Shareholders designate the following person to receive any notices to be delivered to any or all of
Shareholders:

Diamond and                                     Randy L. Weideman
Shareholders:                                   P.O. Box 458
                                                701 3rd Street
                                                Deshler, Nebraska 68340
						Telephone No.: (402) 365-4442
						Facsimile No.: (402) 365-7856

with a copy to:                                 Harding, Shultz & Downs
						800 Lincoln Square
						121 South 13th Street
						Lincoln, Nebraska 68508
						Attention: Tim O'Neill
						Telephone No.: (402) 434-3000
						Facsimile No.: (402) 434-3030

AMG, Merger Sub and TULSAT:                     ADDvantage Media Group, Inc.
						808 North 16th Street
						Broken Arrow, Oklahoma 74012
						Attention:  Kenneth A. Chymiak
						Telephone No.:  (918) 251-9121
						Facsimile No.:  (918) 251-0792
with a copy to:                                 Conner & Winters,
						A Professional Corporation
						3700 First Place Tower
						15 East 5th Street
						Tulsa, Oklahoma 74103
						Attention:  Lynnwood R. Moore, Jr.
						Telephone No.:  (918) 586-5691
						Facsimile No.:  (918) 586-8548



    13.4	Governing Law.  This Agreement will be governed by the laws of the
State of Oklahoma without regard to conflicts of laws principles; provided, however, that the Merger will be governed by the corporate laws of the State of Nebraska.

    13.5	Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the party or parties to be bound thereby; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

    13.6	Entire Agreement and Modification.  This Agreement supersedes all prior agreements between the parties with respect to its subject matter constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

    13.7	Disclosure Schedule.

       (a)	The disclosures in the Disclosure Schedule, and those in any
    Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

       (b)	In the event of any inconsistency between the statements in
    the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.



    13.8	Assignments, Successors, and No Third-Party Rights.  No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

    13.9	Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this
Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

    13.10	Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

    13.11	Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

    13.12	Construction.  The parties have participated jointly in the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

    13.13	Incorporation of Exhibits and Schedules.  The Exhibits and
Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



ADDvantage Media Group, Inc.


By  \s\ David E. Chymiak
David E. Chymiak, Chairman of the Board

Lee CATV Corporation


By \s\ David E. Chymiak
David E. Chymiak, Vice President

TULSAT Corporation


By \s\ David E. Chymiak
David E. Chymiak, President
